Exhibit (a)(1)(F)

WEIGHT WATCHERS INTERNATIONAL, INC.

OFFER TO PURCHASE FOR CASH

UP TO 8,300,000 SHARES OF ITS COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

AT A PURCHASE PRICE NOT GREATER THAN $54.00

NOR LESS THAN $47.00 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 18, 2007, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

December 18, 2006

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 18, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by Weight Watchers International, Inc., a Virginia corporation (“Weight Watchers” or the “Company”), to purchase for cash up to 8,300,000 shares of its common stock, no par value per share, including the associated preferred stock purchase rights (the “Shares”), at a price specified by its shareholders not greater than $54.00 nor less than $47.00 per Share, net to the seller in cash, less applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, no par value per share, of Weight Watchers and shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of November 15, 2001, between Weight Watchers and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as amended. All Shares tendered and purchased will include such associated preferred stock purchase rights. No additional consideration will be paid for the associated rights. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Weight Watchers will determine a single per Share price, not greater than $54.00 nor less than $47.00 per Share, that it will pay for the Shares properly tendered and not properly withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. Weight Watchers will select the lowest price (in multiples of $0.10) (the “Purchase Price”) that will allow it to purchase 8,300,000 Shares (or such lesser number as are properly tendered and not properly withdrawn) pursuant to the Offer. Weight Watchers will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to “odd lot” tenders, proration and conditional tenders described in the Offer to Purchase. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration or conditional tenders will be returned at the Company’s expense to the shareholders who tendered such Shares promptly after the Expiration Date.

Weight Watchers expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements and the terms and conditions of the Purchase Agreement with Artal Holdings Sp. z.o.o. See Section 1 of the Offer to Purchase.

If the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date is less than or equal to 8,300,000 Shares, or such greater number of Shares as the Company may elect to accept for payment, the Company will, subject to applicable law and upon the terms and subject to the conditions of the Offer, purchase all shares so tendered at the Purchase Price.

As described in the Offer to Purchase, if at the expiration of the Offer more than 8,300,000 Shares, or any greater number of Shares as Weight Watchers may elect to purchase, are properly tendered and not properly withdrawn before the Expiration Date, Weight Watchers will purchase properly tendered Shares in the following order of priority:

First, Weight Watchers will purchase all odd lots of less than 100 Shares at the Purchase Price from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date; second, after purchasing all the odd lots that were properly tendered at or below the Purchase Price, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, Weight Watchers will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, until Weight Watchers has acquired the number of Shares that it has offered to purchase (except for shareholders who tendered Shares conditionally for which the condition was not satisfied); and third, only if necessary to permit Weight Watchers to purchase 8,300,000 Shares (or such greater number of Shares as Weight Watchers may elect to purchase, subject to applicable law), Weight Watchers will purchase Shares at the Purchase Price from shareholders who have validly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Date.

Therefore, Weight Watchers may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Sections 1 and 6 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. Shares may be tendered at a price not greater than $54.00 nor less than $47.00 per Share or at the price determined pursuant to the Offer, as indicated in the attached Instruction Form, net to the seller in cash, without interest.

2. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on January 18, 2007, unless the Offer is extended by Weight Watchers.

3. The Offer is not conditioned on any minimum number of Shares being tendered. However, the Offer is subject to other conditions. See Section 7 of the Offer to Purchase.

4. The Offer is for 8,300,000 Shares, constituting approximately 8.5% of the Company’s outstanding Shares as of November 30, 2006.

5. None of Weight Watchers, its Board of Directors, the Dealer Manager or the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to the purchase price or prices at which you may choose to tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. The directors, executive officers and affiliates of the Company have advised it that they do not intend to tender any Shares owned by them in the Offer. However, Artal

Holdings Sp. z o.o. has agreed to sell Shares of common stock to Weight Watchers following the successful completion of the Offer pursuant to the Purchase Agreement, as described in the Offer to Purchase.

6. The Purchase Price will be paid net to the tendering shareholders in cash, without interest, for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by Weight Watchers in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

Please forward your Instruction Form(s) to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Weight Watchers by Credit Suisse Securities (USA) LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTIONS FORM

With Respect to the Offer by

WEIGHT WATCHERS INTERNATIONAL, INC.

to Purchase for Cash Up to 8,300,000 Shares

of its Common Stock, No Par Value Per Share,

at a Purchase Price Not Greater Than $54.00 Nor Less Than $47.00 Net Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 18, 2006, and the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by Weight Watchers International, Inc., a Virginia corporation (“Weight Watchers”), to purchase for cash up to 8,300,000 shares of its common stock, no par value per share, including the associated preferred stock purchase rights (the “Shares”), at a price not greater than $54.00 nor less than $47.00 per Share, net to the seller in cash, less applicable withholding taxes and without interest. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, no par value per share, of Weight Watchers and shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of November 15, 2001, between Weight Watchers and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as amended. All Shares tendered and purchased will include such associated preferred stock purchase rights. No additional consideration will be paid for the associated rights.

This Instructions Form will instruct you to tender to Weight Watchers the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                              SHARES*

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Weight Watchers purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price pursuant to the Offer. Note that this election could result in your Shares being purchased at the minimum price of $47.00 per Share.

— OR —

SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

(See Instruction 4 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Weight Watchers will be purchased at the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of

Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ Price $47.00	☐ Price $48.00	☐ Price $49.00	☐ Price $50.00	☐ Price $51.00	☐ Price $52.00	☐ Price $53.00	☐ Price $54.00
☐ Price $47.10	☐ Price $48.10	☐ Price $49.10	☐ Price $50.10	☐ Price $51.10	☐ Price $52.10	☐ Price $53.10
☐ Price $47.20	☐ Price $48.20	☐ Price $49.20	☐ Price $50.20	☐ Price $51.20	☐ Price $52.20	☐ Price $53.20
☐ Price $47.30	☐ Price $48.30	☐ Price $49.30	☐ Price $50.30	☐ Price $51.30	☐ Price $52.30	☐ Price $53.30
☐ Price $47.40	☐ Price $48.40	☐ Price $49.40	☐ Price $50.40	☐ Price $51.40	☐ Price $52.40	☐ Price $53.40
☐ Price $47.50	☐ Price $48.50	☐ Price $49.50	☐ Price $50.50	☐ Price $51.50	☐ Price $52.50	☐ Price $53.50
☐ Price $47.60	☐ Price $48.60	☐ Price $49.60	☐ Price $50.60	☐ Price $51.60	☐ Price $52.60	☐ Price $53.60
☐ Price $47.70	☐ Price $48.70	☐ Price $49.70	☐ Price $50.70	☐ Price $51.70	☐ Price $52.70	☐ Price $53.70
☐ Price $47.80	☐ Price $48.80	☐ Price $49.80	☐ Price $50.80	☐ Price $51.80	☐ Price $52.80	☐ Price $53.80
☐ Price $47.90	☐ Price $48.90	☐ Price $49.90	☐ Price $50.90	☐ Price $51.90	☐ Price $52.90	☐ Price $53.90

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those Shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Tender Offer (persons checking this box need not indicate the price per Share above); or

☐	at the price per Share indicated above in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 6 of the Letter of Transmittal)

A shareholder may tender his or her Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to this Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate below. It is the tendering shareholder’s responsibility to determine the minimum number of Shares to be purchased. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional:

☐	The minimum number of Shares that must be purchased, if any are purchased, is Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Weight Watchers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have properly tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

SIGN HERE

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.